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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 31, 2005

                         ALBANY MOLECULAR RESEARCH, INC.
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                  000-25323                 14-1742717
 (State or other juris-          (Commission               (IRS Employer
diction of incorporation        File Number)            Identification No.)

     21 Corporate Circle, P.O. Box 15098, Albany, NY              12212
         (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (518) 464-0279


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2005, Organichem Corporation ("Organichem"), a wholly-owned subsidiary of Albany Molecular Research, Inc. entered into a Supply Agreement ("the Agreement") with Amersham Health AS ("Amersham"), a wholly-owned subsidiary of GE Healthcare, Inc. The Agreement renews the previous Product Supply Agreement between Organichem and Amersham dated December 21, 1999 that was scheduled to terminate on December 31, 2007. The terms of the Agreement are effective from January 1, 2005 to December 31, 2010. The Agreement also provides the terms under which Organichem would supply a raw material for use in one of GE Healthcare's diagnostic imaging agents. The Agreement contains customary supply terms, including quality assurance testing standards, indemnities for certain losses arising out of third party claims for losses caused by a party's breach of contract, and product warranties.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     September 7, 2005      ALBANY MOLECULAR RESEARCH, INC.


                                 By:       /s/ Mark T. Frost
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                                      Mark T. Frost
                                      Chief Financial Officer, Treasurer and
                                      Secretary